EXHIBIT 99

                         FORM 3 JOINT FILER INFORMATION



Name: Schafer Brothers LLC

Address: 598 Madison Avenue New York,  NY 10022

Designated Filer: O.S.S. Capital Management LP

Issuer and Ticker Symbol: Cryolife (CRY)

Date of Event requiring statement: March 15, 2005




/s/ Oscar S. Schafer
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Signature

                         FORM 3 JOINT FILER INFORMATION



Name: Mr. Oscar S. Schafer

Address: 598 Madison Avenue New York,  NY 10022

Designated Filer: O.S.S. Capital Management LP

Issuer and Ticker Symbol: Cryolife (CRY)

Date of Event requiring statement: March 15, 2005




/s/ Oscar S. Schafer
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Signature